UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Loan Agreement

On March 20, 2006, DexCom, Inc. (the “Company” and the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Square 1 Bank (“Square 1”). The Loan Agreement provides for a loan of up to $5 million to finance various equipment expenses. The loan bears an interest rate equal to the Square 1 prime rate plus 0.25% and matures September 20, 2009. The Borrower has granted a security interest in substantially all of its personal property as collateral for the loans under the Loan Agreement.

The Loan Agreement imposes certain limitations on the Borrower, including limitations on its ability to: (i) transfer all or any part of their businesses or properties, other than transfers done in the ordinary course of business; (ii) engage in any business other than the businesses currently engaged in by DexCom; (iii) relocate its chief executive offices or state of incorporation or change its legal name; (iv) merge or consolidate with or into any other business organization; (v) incur additional indebtedness, with certain exceptions; (vi) incur liens with respect to any of its properties, with certain exceptions; (vii) pay dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, other than repurchases of the stock of former employees; (viii) directly or indirectly acquire or own, or make any investment in, any person; (ix) directly or indirectly enter into or permit to exist any material transaction with any affiliates except such transactions that are in the ordinary course of business that are done upon fair and reasonable terms that are no less favorable to them than would be obtained in an arm’s length transaction with a non-affiliated company; (x) make any payment in respect of any subordinated debt, or permit any of their U.S. domestic subsidiaries to make any such payment, except in compliance with the terms of such subordinated debt; (xi) store any equipment or inventory in which Square 1 has any interest with any bailee, warehousemen or similar third party unless the third party has been notified of Square 1’s security interest, or (xii) become or be controlled by an “investment company.”

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Loan Agreement, which is filed as an exhibit to this 8-K.

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 20, 2006, DexCom incurred an aggregate principal amount of up to $5 million of indebtedness for a loan under the Loan Agreement. Such indebtedness may be used to finance the acquisition and maintenance of certain equipment. As of the date of the filing of this Form 8-K, Dexcom had not incurred any borrowings under the Loan Agreement. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Loan Agreement, which is filed as an exhibit to this 8-K. The information reported under Item 1.01 with respect to the Loan Agreement is incorporated into this Item 2.03 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.01	Loan and Security Agreement, dated March 20, 2006, between DexCom, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date:  March 24, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Loan and Security Agreement, dated March 20, 2006, between DexCom, Inc. and Square 1 Bank.